Exhibit 2.06

                        Dated the 24th day of April 2003



                               aUIAo(Kan Xiaoming)
                          (3)AI(degree)O(Chen Weigang)




                                       and



                             HARTCOURT CAPITAL, INC.
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                       AGREEMENT FOR SALE AND PURCHASE OF
                  CERTAIN INTEREST IN THE REGISTRED CAPITAL OF
                       (1)aP.(a)E*1/4AEEa>>u|(3)--*1/2(Y)q
                     (GUANGDONG NEWHUASUN COMPUTER CO. LTD.)
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